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Exhibit 32.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

        Each of the undersigned officers of Dyax Corp. (the "Company") certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2008
/s/ Henry E. Blair Henry E. Blair Chief Executive Officer
Date: February 29, 2008
/s/ Stephen S. Galliker Stephen S. Galliker Chief Financial Officer

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  Exhibit 32.1
Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350